Exhibit 99.1

Medizone International Expands Global Sales Potential by Addressing the Death Care Industry with AsepticSure

Post on Thursday June 8, 2017 8:00 AM EST

Recent study highlights the potential of AsepticSure to provide superior cleaning to mortuary preparation areas within funeral homes

Medizone International, Inc. (OTCQB: MZEI) (Kalamazoo, MI) announces the completion of a study that demonstrates the efficacy of AsepticSure in killing microorganisms found in preparation rooms within funeral homes. This recent scientific evidence in support of AsepticSure opens up the death care industry as a viable commercial segment in the United States and other key markets in the world.

In this most recent study, conducted by Medizone researchers in Canada, AsepticSure was demonstrated to be an effective means of eliminating microorganisms in the critical need area of preparation rooms within funeral homes. This study confirms the findings from initial studies supporting the use of AsepticSure as a general environmental disinfectant. AsepticSure’s proprietary technology that combines oxidative compounds (O3 and H202) to produce a unique mixture of free radicals (H2O3 known as trioxidane) with much higher oxidative potential than ozone or hydrogen peroxide alone is safe and effective in support of general disinfection of preparation rooms.

“This recent study supports another key advancement in the development of AsepticSure,” commented Michael Shannon, M.A., M.Sc., M.D., President and Director of Medical Affairs for Medizone International. “Our research team continues to be active in discovering new areas of unmet need to demonstrate the positive impact of AsepticSure. We look forward to transferring our current research initiatives into immediate commercial opportunities for AsepticSure.”

The death care industry is a $16 billion industry in the U.S. alone with over 20,000 funeral homes and 100,000 employees. The utilization of AsepticSure to support general disinfection of preparation rooms represents an immediate market opportunity for Medizone International. The company is actively pursuing a wide range of business development initiatives with the major publicly traded companies that are leading innovation in the death care industry in the United States.

“We are thankful to Dr. Shannon and our team of talented researchers for continuing to identify new areas of use for AsepticSure,” said David A. Esposito, Chairman of the Board and interim CEO of Medizone International. “The death care industry is ready for innovative tools like AsepticSure to improve cleaning techniques in dealing with healthcare waste in challenging areas like preparation rooms. We see significant business potential for Medizone in this fast growing market.”

About Medizone International, Inc.

Founded initially in 1986 to develop treatments for lipid-enveloped viruses, Medizone International, Inc. shifted focus in 2007 to develop a superior disinfectant technology. The company developed the AsepticSure system to combine oxidative compounds (O3 and H202) to produce a unique mixture of free radicals (H2O3 known as trioxidane) with much higher oxidative potential than ozone or hydrogen peroxide alone. After securing broad IP protection for the use of trioxidane for both healthcare facility disinfecting systems and bioterrorism applications, the company released its AsepticSure system for use in Canada, and several other global markets.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the risk that government and international agencies and organizations may not adopt our system, global economic conditions generally, government regulation, manufacturing and marketing risks, adverse publicity risks, risks associated with our entry into the U.S. and other markets, expansion and operations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission.

For press information on Medizone International, please contact:
John Pentony, Investor and Media Relations
Medizone International, Inc.
T: 01 269-202-5020
E: j.pentony@medizoneint.com

For more information, visit:
http://www.medizoneint.com
Email: operations@medizoneint.com